As filed with the Securities and Exchange Commission on November 7, 2024

Registration No. 333-273638

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHEVRON CORPORATION  CHEVRON U.S.A. INC.

(Exact name of registrant as specified in its charter)

Delaware	Pennsylvania

(State or other jurisdiction of incorporation or organization)

94-0890210	25-0527925

(I.R.S. Employer Identification No.)

CHEVRON CORPORATION 5001 Executive Parkway, Suite 200 San Ramon, CA 94583 (925) 842-1000	CHEVRON U.S.A. INC. 5001 Executive Parkway, Suite 200 San Ramon, CA 94583 (925) 842-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary A. Francis, Esq.

Corporate Secretary and Chief Governance Officer

Chevron Corporation

5001 Executive Parkway, Suite 200, San Ramon, CA 94583

(925) 842-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Lillevand, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center, 22nd Floor San Francisco, California 94111	Craig B. Brod, Esq. Helena K. Grannis, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

On August 3, 2023, Chevron Corporation (“Chevron”) and Chevron U.S.A. Inc. (“CUSA” and with Chevron, the “Issuers”) filed an automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-273638). As of February 26, 2024, being the relevant determination date in connection with the filing of Chevron’s Annual Report on Form 10-K for the year ended December 31, 2023, Chevron did not qualify as a well-known seasoned issuer (as that term is defined in Rule 405 of the Securities Act of 1933, as amended) for continued use of the Registration Statement. Accordingly, the Issuers are filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement to deregister all securities that were registered under the Registration Statement but remain unsold as of the date hereof. Because Chevron believes that it is a well-known seasoned issuer as of the date hereof, the Issuers intend to file a new automatic shelf registration statement on Form S-3 concurrently with the filing of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, each of the Registrants has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on November 7, 2024.

CHEVRON CORPORATION

By:	/s/ MICHAEL K. WIRTH
Michael K. Wirth
Chairman of the Board and Chief Executive Officer

CHEVRON U.S.A. INC.

By:	/s/ BRUCE L. NIEMEYER
Bruce L. Niemeyer
President and Director